SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549


                                   FORM 8-K


                                CURRENT REPORT
                      PURSUANT TO SECTION 13 OR 15(D) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of Earliest Event Reported) January 28, 1998


                     E. I. du Pont de Nemours and Company
            (Exact Name of Registrant as Specified in Its Charter)


            Delaware                   1-815              51-0014090
    (State or Other Jurisdiction     (Commission       (I.R.S Employer
         of Incorporation)           File Number)     Identification No.)


                              1007 Market Street
                          Wilmington, Delaware  19898
                   (Address of principal executive offices)


      Registrant's telephone number, including area code:  (302) 774-1000















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Item 7.  Financial Statements and Exhibits
         ---------------------------------

     In connection with Debt and/or Equity Securities that may be offered on a delayed or continuous basis under Registration Statements on Form S-3 (No. 33-53327, No. 33-61339 and No. 33-60069), we hereby file the following press release.


    Exhibit
    Number                      Description of Exhibit
    -------        -------------------------------------------------

      99 Copy of the Registrant's Earnings Press Release, dated January 28, 1998.
















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                                  SIGNATURE



          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.





                                 E. I. DU PONT DE NEMOURS AND COMPANY
                                             (Registrant)




                                          /s/D. B. Smith
                                 ------------------------------------
                                             D. B. Smith
                                         Assistant Controller




January 28, 1998









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                                 EXHIBIT INDEX



Exhibit
Number                           Description of Exhibits
-------        ------------------------------------------------------------

  99           Copy of the Registrant's Earnings Press Release, dated
               January 28, 1998.














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

                                                     EXHIBIT 99


                                        Contact:  Susan Gaffney
                                                  (302) 774-2698



    DUPONT REPORTS FULL YEAR AND FOURTH QUARTER 1997 EARNINGS


        Wilmington, Del., Jan. 28 -- DuPont reported fourth quarter and full year 1997 basic earnings per share, before nonrecurring charges, of $.84 and $3.61, respectively, marking the fifteenth consecutive quarter and fourth consecutive year of record results for comparable periods. On this basis, earnings per share versus 1996 are up 11 percent for the quarter and 9 percent for the year.

1997 Highlights Include:

  o Fourth year of record earnings before nonrecurring charges overcoming 7 percent penalty from currency.

  o  Sales volumes in Chemicals and Specialties were up
     7 percent -- 5 percent in the United States, 7 percent in Asia and 11 percent in Europe.

  o Conoco achieved record earnings while increasing reserves about 38 percent, a fourfold increase versus production.

  o $7 billion in acquisitions were announced to strengthen position in chemicals and energy markets, while opening tremendous new potential in life sciences.


                 EARNINGS PER SHARE COMPARISONS


                   12 Mos.   % Change   3 Mos. Ended    % Change
                    1997     From '96     12/31/97     From Q4'96
Reported
  (Basic EPS)       $2.12      (34)         $.23          (70)
  (Diluted EPS)     $2.08      (35)         $.23          (69)

Underlying
  (Basic EPS)       $3.61        9          $.84           11
  (Diluted EPS)     $3.55        9          $.83           11

=================================================================

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        Including net nonrecurring charges totaling $.61 for the
quarter, and $1.49 for the year, principally due to the write-off of in-process research and development related to acquisitions, basic earnings per share for the fourth quarter and full year were $.23 and $2.12, respectively. Earnings per share on a diluted basis were $.23 for the quarter and $2.08 for the year.
        "DuPont's 1997 earnings per share grew 9 percent over 1996, even in the face of a 7 percent negative impact from worldwide currency fluctuation," commented DuPont chairman and CEO, John A. Krol. "1997 is our fourth consecutive year of record earnings on an underlying basis. In addition, we began a major transition to a 21st century DuPont, with a number of strategic acquisitions and alliances that strengthen our global materials and life sciences businesses."
        Net income for the year before nonrecurring items totaled $4.1 billion, up 9 percent from the $3.7 billion in 1996. Sales were $45.1 billion, up 3 percent. Total year-end debt, net of cash and cash equivalents, was $11.1 billion, an increase of $3.1 billion from December 1996, reflecting
$5.5 billion for strategic investments, partly offset by internally generated cash flow.

Chemicals and Specialties
        The after-tax income, before nonrecurring charges, from Chemicals and Specialties businesses was a record $3.4 billion, up 5 percent, while finishing the year with a strong fourth quarter, up 16 percent. In addition:
     o Sales for the year totaled $24.1 billion, up 4 percent on a continuing business basis, reflecting 7 percent higher volume offset by 3 percent lower selling prices.

     o Sales volumes were up 5 percent in the United States, 7 percent in Asia and 11 percent in Europe.

     o Prices in the United States were flat, while prices outside the United States averaged 7 percent lower, almost entirely attributable to a stronger U.S. dollar.

     o  Key acquisitions/ventures include:

          - A 20 percent interest in Pioneer Hi-Bred Inter-national combined with a research alliance and a new joint venture.

          - Protein Technologies International, a leading global supplier of soy proteins.

          - ICI's global polyester intermediates and resins businesses. (The acquisition of ICI's films and white pigments businesses are expected to close early in 1998.)

Petroleum
        Conoco, DuPont's energy subsidiary, reached record earn-ings of $1.1 billion, up 19 percent, before nonrecurring charges.
     o Upstream operations earned $775 million, up 10 percent. Higher international gas volumes, up 5 percent, and improved average U.S. gas prices, up 15 percent, more than offset an 8 percent lower net realized average oil price of $18.58 per barrel.

     o Downstream operations earned $299 million, up 53 percent due to a 5 percent increase in refined product sales and higher margins.

     o Conoco achieved the largest net increase in reserves during a single year in its history. Worldwide proved reserves were up about 38 percent at the end of 1997 versus 1996, as reserves added increased fourfold versus production. This reflects reserves acquired in the South Texas Lobo gas trend and Conoco's equity share of the Petrozuata heavy oil joint venture in Venezuela.

        "1998 will be a challenging year, particularly in the first half, given the economic situation in Asia and weaker oil prices," said Charles O. Holliday, DuPont President and CEO-Designate. " In spite of those challenges, we see enough opportunities to deliver another record year. We anticipate volume growth in Chemicals and Specialties, favorable raw materials pricing and less impact from currency. In addition, we recently announced plans to streamline administrative work as part of our plan to significantly improve productivity throughout the company."
Segment Results
        The following commentary compares results for the full year 1997 with the year 1996 for each industry segment, after excluding the earnings impact of nonrecurring items and adjust-ing sales for changes in business composition.
        Chemicals segment earnings were $600 million compared to $584 million earned last year, up 3 percent, as higher earnings from specialty chemicals were partly offset by lower earnings from white pigments. However, white pigments prices improved throughout the year. Segment sales of $4.3 billion were 3 percent higher, reflecting 7 percent higher sales volume and 4 percent lower prices.
        Fibers segment earnings of $980 million were 18 percent above the $834 million earned in 1996. This is attributable to improved results across all business units, with the largest earnings growth from "Lycra" spandex and nylon. Sales of $7.7 billion were up 7 percent as selling prices averaged
2 percent lower and sales volumes were 9 percent higher.
        Earnings for the polymers segment were $924 million, up 8 percent from $854 million in 1996. Increased earnings were principally from packaging and industrial polymers, and automo-tive products. Segment sales of $6.8 billion were 5 percent above 1996, reflecting 7 percent higher volume and 2 percent lower selling prices.
        Petroleum segment earnings were a record $1,074 million, up $173 million or 19 percent. Worldwide crude oil production of 337 thousand barrels per day and natural gas deliveries of
1.2 billion cubic feet per day were essentially flat. U.S. upstream earnings totaled $404 million, up 40 percent due to higher gas prices and asset sales, partly offset by lower oil and gas volumes and lower crude oil prices. Outside the United States, upstream earnings were $371 million, down 11 percent due to lower crude oil prices, partly offset by increased oil and gas volumes. Worldwide refined product sales were 1 million barrels per day, up 5 percent. U.S. downstream earnings of $170 million improved 59 percent reflecting higher refined product margins and volumes. Downstream earnings outside the United States of $129 million were up 47 percent reflecting higher European margins and increased refinery production.
        Life Sciences segment earnings were $607 million, down 23 percent from $789 million in 1996. This principally reflects the absence of the favorable allocation of $186 million operat-ing income to DuPont from the DuPont Merck Pharmaceuticals joint venture last year. After adjusting for this, segment earnings were essentially flat. Agricultural products earnings were lower due to the stronger U.S. dollar, seasonal operating losses from our 20 percent ownership in Pioneer, and shutdown expenses associated with triazenes. Segment sales were $2.5 billion, up 2 percent and reflect 6 percent higher volume, partly offset by 4 percent lower prices.
        Diversified Businesses earnings were $275 million, up
75 percent. This principally reflects lower operating losses from printing and publishing businesses expected to be sold early in the year, and medical products businesses now divested. Higher earnings were realized from photopolymers and electronic materials and coal. Segment sales were $2.7 billion, down
2 percent, reflecting 8 percent lower selling prices, partly offset by 6 percent higher sales volume.


1/28/98



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


E. I. DU PONT DE NEMOURS AND COMPANY AND CONSOLIDATED SUBSIDIARIES


                                                              Three Months Ended              Year Ended
CONSOLIDATED INCOME STATEMENT                                    December 31                  December 31
-------------------------------------------------------------------------------------------------------------------
(Dollars in millions, except per share)                        1997        1996          1997            1996
------------------------------------------------------------------------------------------------------------------
SALES ....................................................    $11,330     $11,407       $45,079         $43,810
Other Income .............................................        512<Fa>     268         1,574<Fa><Fb>   1,340
                                                              -------     -------       -------         -------
    Total ................................................     11,842      11,675        46,653          45,150
                                                              -------     -------       -------         -------
Cost of Goods Sold and Other Expenses ....................      8,735       8,541        33,793          32,575
Selling, General and Administrative Expenses .............        716         750         2,711           2,856
Depreciation, Depletion and Amortization .................        600         735         2,385           2,621
Exploration Expenses, Including Dry Hole Costs
  and Impairment of Unproved Properties ..................        136         169           457             404
Interest and Debt Expense ................................        183         166           642             713
Purchased In-Process Research and Development<Fc> ........        628         -           1,478             -
Write-down of Assets and Related Costs<Fd> ...............        167         -             507             -
                                                              -------     -------       -------         -------
    Total ................................................     11,165      10,361        41,973          39,169
                                                              -------     -------       -------         -------
EARNINGS BEFORE INCOME TAXES .............................        677       1,314         4,680           5,981
Provision for Income Taxes ...............................        415<Fc>     456         2,275<Fc>       2,345
                                                              -------     -------       -------         -------
NET INCOME ...............................................    $   262     $   858       $ 2,405         $ 3,636
                                                              =======     =======       =======         =======


EARNINGS PER SHARE OF COMMON STOCK<Fe>:
  Basic ..................................................    $   .23     $   .76       $  2.12         $  3.23<Ff>
  Diluted ................................................    $   .23     $   .75       $  2.08<Ff>     $  3.18<Ff>
                                                              =======     =======       =======         =======
DIVIDENDS PER SHARE OF COMMON STOCK ......................    $  .315     $  .285       $  1.23         $ 1.115
                                                              =======     =======       =======         =======

<Fa> Includes $239 from the gain on the sale of certain North Sea petroleum producing and exploration properties.

<Fb> Includes a benefit of $115 from the Company's equity interest in the gain on the sale by The DuPont Merck Pharmaceutical Co. of its generic and multisource product lines.

<Fc> Represents charges of $53 for revision of the purchase price allocation in connection with the purchase of a 20% interest in Pioneer Hi-Bred International, $500 for purchase of Protein Technologies International and $75 for purchase of Imperial Chemical Industries PLC's global polyester intermediates and resins businesses for the quarter, and $903 for Pioneer, $500 for PTI and $75 for ICI for the year, related to the value assigned to research and development in progress at the time of purchase for which technological feasibility has not yet been established and no alternative future use is anticipated. The charges associated with Pioneer and PTI were not tax effected because these transactions were stock acquisitions rather than asset purchases. Both the PTI and ICI charges are based on preliminary allocations of purchase price that are subject to revision following completion of purchase accounting and/or independent valuations by an outside appraisal firm.


[FN]
<Fd> Represents charges of $112 for impairment of nonrevenue producing petroleum properties and $55 for a writedown of an office building held for sale for the quarter and year and, also for the year, charges of $340 associated with the pending sale of the Company's global graphic arts films and offset printing plates businesses.

<Fe> Earnings per share are calculated on the basis of the following average number of common shares:

                               Three Months Ended       Year Ended
                                  December 31           December 31
                               ------------------      -------------

            Basic:   1997        1,131,053,603         1,130,755,483
                     1996        1,126,085,074         1,121,350,592

            Diluted: 1997        1,148,485,338         1,149,803,450
                     1996        1,142,825,271         1,139,822,755

(f) Earnings per share does not equal the sum of quarterly earnings per share due to changes in average share calculations.













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



E. I. DU PONT DE NEMOURS AND COMPANY AND CONSOLIDATED SUBSIDIARIES


                                                        Three Months Ended                Year Ended
CONSOLIDATED INDUSTRY SEGMENT INFORMATION                  December 31                    December 31
----------------------------------------------------------------------------------------------------------------
(Dollars in millions)                                   1997           1996           1997             1996
---------------------------------------------------------------------------------------------------------------
SALES
-----
Chemicals ......................................     $ 1,084          $ 1,041      $ 4,267          $ 4,141
Fibers .........................................       1,932            1,903        7,680            7,204
Polymers .......................................       1,724            1,628        6,830            6,699
Petroleum ......................................       5,427            5,617       20,990           20,166
Life Sciences ..................................         461              472        2,518            2,472
Diversified Businesses .........................         702              746        2,794            3,128
                                                     -------          -------      -------          -------
    Total ......................................     $11,330          $11,407      $45,079          $43,810
                                                     =======          =======      =======          =======
AFTER-TAX OPERATING INCOME (LOSS)
---------------------------------
Chemicals ......................................     $   166          $   138      $   600          $   563<Fa>
Fibers .........................................         264              241          980              802<Fa>
Polymers .......................................         229              199          924              909<Fb>
Petroleum ......................................         209 <Fc>         213        1,068 <Fc>         860<Fd>
Life Sciences ..................................        (515)<Fe><Ff>     139         (786)<Fe><Ff>     679<Ff>
Diversified Businesses .........................          20 <Fe>           6           (8)<Fe><Fg>     205<Fh>
                                                     -------          -------      -------          -------
    Total ......................................         373              936        2,778            4,018

Interest and Other Corporate
  Expenses Net of Tax ..........................        (111)             (78)        (373)            (382)
                                                     -------          -------      -------          -------
NET INCOME .....................................     $   262          $   858      $ 2,405          $ 3,636
----------                                           =======          =======      =======          =======

<Fa> The Chemicals and Fibers segments include a charge of $21 and $32, respectively, principally for employee separation costs in the United
     States.

<Fb> Includes a gain of $55 associated with the formation of the DuPont Dow
     Elastomers joint venture.

<Fc> Includes charges of $112 for impairment of nonrevenue producing properties and $55 for a write-down of an office building held for sale, substantially offset by a $161 gain on the sale of certain North Sea producing and exploration properties.

<Fd> Includes charges of $63 for write-down of investment in a European natural gas marketing joint venture, and $22, principally, for employee separation costs in the United States, partly offset by a net benefit of $44 related to environmental insurance recoveries.



[FN]
<Fe> The Life Sciences and Diversified Businesses segments include a charge of
     $553 ($53 for revision of the purchase price allocation in connection with the acquisition of a 20% interest in Pioneer Hi-Bred International and $500 for purchase of Protein Technologies International) and $63 (purchase of Imperial Chemical Industries PLC's global polyester intermediates and resins businesses), respectively, for the quarter, and $1,403 ($903 for Pioneer and $500 for PTI) and $63 (ICI), respectively, for the year, related to the value assigned to research and development in progress at the time of purchase for which technological feasibility has not yet been established and no alternative future use is anticipated.

<Ff> Includes a charge of $62 for the fourth quarter 1997 and $62 and $110 for the year ended December 31, 1997 and 1996, respectively, associated with "Benlate" 50 DF fungicide recall. Also the year ended December 31, 1997 includes a benefit of $72 from the company's equity interest in the gain on the sale by DuPont Merck of its generic and multisource product lines.

<Fg> Includes a charge of $220 for the write-down of assets held for sale and other related costs associated with the pending sale of the company's global graphic arts films and offset printing plates businesses.

<Fh> Includes gains of $41 from the sale of certain medical products businesses and $33 related to sale of stock received in connection with the previously sold connector systems business, and a charge of $26, principally employee separation costs outside the United States, associated with the printing and publishing business.












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




E. I. DU PONT DE NEMOURS AND COMPANY AND CONSOLIDATED SUBSIDIARIES


                                                                   After-Tax Operating Income
                                                     ------------------------------------------------------
CONSOLIDATED INDUSTRY SEGMENT INFORMATION               Three Months Ended               Year Ended
EXCLUDING IMPACT OF NONRECURRING ITEMS                     December 31                   December 31
-------------------------------------------------------------------------------------------------------------
(Dollars in millions)                                   1997           1996          1997         1996
------------------------------------------------------------------------------------------------------------
Chemicals ......................................       $  166         $  138        $  600      $  584
Fibers .........................................          264            241           980         834
Polymers .......................................          229            199           924         854
Petroleum ......................................          215            213         1,074         901
Life Sciences ..................................          100            139           607         789
Diversified Businesses .........................           83              6           275         157
                                                       ------         ------        ------      ------
    Total ......................................       $1,057         $  936        $4,460      $4,119

Less:  Interest and Other Corporate Expenses
  Net of Tax ...................................         (111)           (78)         (373)       (382)
                                                       ------         ------        ------      ------

    Total ......................................       $  946         $  858        $4,087      $3,737
                                                       ======         ======        ======      ======









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